UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2024

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

By letter dated August 15, 2024, the Staff of the Division of Enforcement of the United States Securities and Exchange Commission (the “SEC”) notified Silver Star Properties REIT, Inc. (the “Company”) that the Staff had concluded its investigation of the Company (the “SEC Investigation”) and that, based on the information that it had as of that date, the Staff did not intend to recommend any enforcement action against any parties. There can be no assurance, however, that new information or subsequent developments might not cause the Staff to further investigate the Company or related parties. The SEC Investigation was previously disclosed by the Company in its current reports on Form 8-K filed on November 28, 2023 and February 5, 2024.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Gerald W. Haddock
Name: Gerald W. Haddock
Title: Chief Executive Officer and Chairman of the Executive Committee
Date:  August 20, 2024